Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statement of Factory Card & Party Outlet Corp. 2002 Employee Stock Option Plan and 2002 Non-Employee Directors Stock Option Plan on Form S-8 of our report dated March 5, 2003, appearing in the Annual Report on Form 10-K of Factory Card & Party Outlet Corp. for the 43 weeks ended February 1, 2003 (Successor Company Operations) and the nine weeks ended April 6, 2002 (Predecessor Company Operations).

/s/ Deloitte & Touch LLP

April 22, 2003

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statement of Factory Card & Party Outlet Corp. Employment Agreements, Restricted Stock Agreements and Warrant Agreements on Form S-8 of our report dated March 5, 2003, appearing in the Annual Report on Form 10-K of Factory Card & Party Outlet Corp. for the 43 weeks ended February 1, 2003 (Successor Company Operations) and the nine weeks ended April 6, 2002 (Predecessor Company Operations).

/s/    Deloitte & Touche LLP

April 22, 2003